Tonix Pharmaceuticals Holding Corp. 10-Q

Exhibit 10.03

S05-079 · CHU AMENDMENT 3/25/2020

AMENDMENT № 2

TO THE

EXCLUSIVE LICENSE AGREEMENT (AMENDED AND RESTATED) EFFECTIVE THE 30TH DAY OF NOVEMBER 2007

BETWEEN

STANFORD UNIVERSITY

AND

TRIGEMINA, INC.

Effective the 26th day of March 2020, THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY ("Stanford"), an institution of higher education having powers under the laws of the State of California, and Trigemina, Inc. ("Trigemina"), a corporation having a principal place of business at 1036 Country Club Drive, Suite 200, Moraga, CA 94556, agree as follows:

1. BACKGROUND

Stanford and Trigemina are parties to a License Agreement effective the 30th day of November 2007 ("Original Agreement") covering "Therapy Procedure for Cranial Pain Syndromes," disclosed in Stanford Docket S05-079 from the laboratory of Dr. Dave Yeomans and jointly owned with HealthPartners Research Foundation (HPRF) and disclosed in HPRF Docket 200507.

The Original Agreement was amended by an Amendment No. 1 effective November 10, 2015 to delay the due date for payment of the License Maintenance Fees due from 2009 through 2015.

Stanford and Trigemina wish to amend the Original Agreement ("Amendment No. 2") to set dates by which to pay in full all unpaid License Maintenance Fees and to define future due diligence milestones.

2. AMENDMENT

2.1 **Amendment Fee.** Within 30 days after execution of this Amendment No. 2, Trigemina will pay to Stanford an amendment fee of $2,000.

2.2 **Licensed Maintenance Fees.** Within 30 days after execution of this Amendment No. 2, Trigemina will pay to Stanford the total due on License Maintenance Fees as detailed in Appendix 1. Notwithstanding the foregoing, Trigemina is still obligated to pay the License Maintenance Fees as detailed in Sections 6.2(B) and 6.2(C) of the Original Agreement.

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Appendix A of the Original Agreement and will include, but not be limited to, the projected date of filing a new drug application (NDA) with the FDA and first commercial sale of a Licensed Product. 3. OTHER TERMS 3.1 All other terms of the Original Agreement remain in full force and effect. 3.2 The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature. The parties execute this Amendment No. 2 by their duly authorized officers or representatives. TM BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY Signature: Name: Title: Date: Mona Wan Associate Director Mar 30, 2020 Mona Wan (Mar 30, 020) TRIGEMINA INC. PAGE 2 OF 3

S05-079 · CHU AMENDMENT 3/25/2020

Appendix 1

Year	License Maintenance Fee Past Due	Invoice Number
2009	$10,000	57911
2010	$10,000	61393
2011	$15,000	55061
2012	$15,000	68610
2013	$15,000	72283
2014	$15,000	75924
2015	$15,000	79842
2016	$15,000	84070
2017	$15,000	88744
2018	$15,000	93403
2019	$15,000	98384
Total	$155,000	

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